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                                                                     EXHIBIT 3.2


                                     FORM OF
                AMENDED AND RESTATED BYLAWS OF KOMAG INCORPORATED

      These Amended and Restated Bylaws of Komag, Incorporated are entered into pursuant to the First Amended Plan of Reorganization of the corporation dated November 7, 2001, which Plan of Reorganization has been confirmed by the United States Bankruptcy Court for the Northern District of California and has become effective in accordance with its terms.

                         ARTICLE I - CORPORATE OFFICES

      1.1 REGISTERED OFFICE.

      The registered office of Komag, Incorporated shall be fixed in the corporation's certificate of incorporation, as the same may be amended from time to time.

      1.2 OTHER OFFICES.

      The corporation's Board of Directors (the "Board") may at any time establish other offices at any place or places where the corporation is qualified to do business.

                     ARTICLE II - MEETINGS OF STOCKHOLDERS

      2.1 PLACE OF MEETINGS.

      Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the "DGCL"). In the absence of any such designation or determination, stockholders' meetings shall be held at the corporation's principal executive office.

      2.2 ANNUAL MEETING.

      The annual meeting of stockholders shall be held each year. The Board shall designate the date and time of the annual meeting. In the absence of such designation the annual meeting of stockholders shall be held on or prior to 10:00 a.m. on the last day in May, if not a legal holiday. However, if such day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding business day. At the annual meeting, directors shall be elected and any other proper business may be transacted.

      2.3 SPECIAL MEETING.

      A special meeting of the stockholders may be called at any time by the Board, chairperson of the Board, chief executive officer or president (in the absence of a chief executive officer) or by one or more stockholders holding shares in the aggregate entitled to cast not less than 10% of the votes at that meeting.


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      If any person(s) other than the Board calls a special meeting, the request shall:

            (i) be in writing;

            (ii) specify the time of such meeting and the general nature of the business proposed to be transacted; and

            (iii) be delivered personally or sent by registered mail or by facsimile transmission to the chairperson of the Board, the chief executive officer, the president (in the absence of a chief executive officer) or the secretary of the corporation.

      The officer(s) receiving the request shall cause notice to be promptly given to the stockholders entitled to vote at such meeting, in accordance with the provisions of Sections 2.4 and 2.5 of these bylaws, that a meeting will be held at the time requested by the person or persons calling the meeting. No business may be transacted at such special meeting other than the business specified in such notice to stockholders. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board may be held.

      2.4 NOTICE OF STOCKHOLDERS' MEETINGS.

      All notices of meetings of stockholders shall be sent or otherwise given in accordance with either Section 2.5 or Section 8.1 of these bylaws not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

      2.5 MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE.

      Notice of any meeting of stockholders shall be given:

            (i) if mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the corporation's records; or

            (ii) if electronically transmitted as provided in Section 8.1 of these bylaws.

      An affidavit of the secretary or an assistant secretary of the corporation or of the transfer agent or any other agent of the corporation that the notice has been given by mail or by a form of electronic transmission, as applicable, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

      2.6 QUORUM.

      The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting, or (ii) the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.


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      2.7 ADJOURNED MEETING; NOTICE.

      When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place if any thereof, and the means of remote communications if any by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the continuation of the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

      2.8 CONDUCT OF BUSINESS.

      The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business.

      2.9 VOTING.

      The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL.

      Except as may be otherwise provided in the certificate of incorporation or these bylaws, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

      2.10 STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

      Unless otherwise provided in the certificate of incorporation, any action required by the DGCL to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

      Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation as provided in Section 228 of the DGCL. In the event that the action which is consented to is such as would have required the filing of a certificate under any provision of the DGCL, if such action had been voted on by stockholders at a meeting thereof, the certificate filed under such provision shall state, in lieu of any statement required by such provision concerning any vote of stockholders, that written consent has been given in accordance with Section 228 of the DGCL.

      2.11 RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS.

      In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or


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allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other such action.

      If the Board does not so fix a record date:

            (i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

            (ii) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed.

            (iii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

      A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

      2.12 PROXIES.

      Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL.

      2.13 LIST OF STOCKHOLDERS ENTITLED TO VOTE.

      The officer who has charge of the stock ledger of the corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the corporation's principal executive office. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required


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to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

      2.14 REVOCATION OF CONSENT.

      Any stockholder giving a written consent, or the stockholder's proxyholders, or a transferee of the shares or a personal representative of the stockholder or their respective proxyholders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the corporation.

                            ARTICLE III - DIRECTORS

      3.1 POWERS.

      Subject to the provisions of the DGCL and any limitations in the certificate of incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.

      3.2 NUMBER OF DIRECTORS.

      The authorized number of directors shall not be less than four (4) no more than ten (10), the exact number of which shall be fixed within the limits herein specified by approval of the Board of Directors or by approval of stockholders, in the manner provided in these bylaws. No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

      3.3 ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS.

      Except as provided in Section 3.4 of these bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws. The certificate of incorporation or these bylaws may prescribe other qualifications for directors. Each director, including a director elected to fill a vacancy, shall hold office until such director's successor is elected and qualified or until such director's earlier death, resignation or removal.

      All elections of directors shall be by written ballot, unless otherwise provided in the certificate of incorporation; if authorized by the Board, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must be either set forth or be submitted with information from which it can be determined that the electronic transmission authorized by the stockholder or proxy holder.

      3.4 RESIGNATION AND VACANCIES.

      Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each


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director so chosen shall hold office as provided in this section in the filling of other vacancies. The Board may declare vacant the office of a director who has been declared of unsound mind by an order of court or is convicted of a felony.

      Unless otherwise provided in the certificate of incorporation or these bylaws:

            (i) Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

            (ii) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

      If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the DGCL.

      If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the DGCL as far as applicable.

      3.5 PLACE OF MEETINGS; MEETINGS BY TELEPHONE; BUSINESS OF MEETINGS.

      The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

      Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

      Except as otherwise expressly provided in these Bylaws, any and all business may be transacted at any meeting of the Board of Directors; provided, that if so stated in the notice of meeting, the business transacted at a special meeting shall be limited to the purpose or purposes specified in the notice.

      3.6 REGULAR MEETINGS; SPECIAL MEETINGS.

      Regular meetings of the Board may be held at such time and at such place as shall from time to time be determined by the Board.


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      Special meetings of the Board for any purpose or purposes may be called at any time by the chairperson of the Board, the chief executive office, the president, any two directors, or, if less than two, the remaining director.

      3.7 NOTICE OF MEETINGS; WAIVER OF NOTICE.

      No notice need be given of any organization or regular meeting of the Board for which the date, hour and place have been fixed by the Board. Notice of the date, hour and place of all other organization and regular meetings, and of all special meetings, shall be given to each director personally, by telephone or telegraph or by mail. If by mail, the notice shall be deposited in the United States mail, postage prepaid, directed to the director at his residence or usual place of business as the same appear on the books of the corporation not later than 2 days before the meeting. If given by telegraph, the notice shall be directed to the director at his residence or usual place of business as the same appear on the books of the corporation not later than at any time during the day before the meeting. If given personally or by telephone, the notice shall be given not later than the day before the meeting. If the address of a director is not shown on the records and is not readily ascertainable, notice shall be addressed to him at the city or place in which the meetings of the directors are regularly held.

      Anything herein to the contrary notwithstanding, notice of any meeting of the Board need not be given to any director who shall have waived in writing notice of the meeting, either before or after the meeting, or who shall attend such meeting, unless he attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

      3.8 QUORUM.

      At all meetings of the Board, a majority of the authorized number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the certificate of incorporation or these bylaws. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

      A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

      3.9 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

      Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

      3.10 FEES AND COMPENSATION OF DIRECTORS.

      The Directors shall be paid their expenses, if any, for attendance at each meeting of the Board and any committee thereof. Directors who are not in the regular employment of the corporation shall be paid an annual


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retainer and a per meeting fee according to rates established by the Board from time to time. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

      3.11 REMOVAL OF DIRECTORS.

      Unless otherwise restricted by statute, the certificate of incorporation or these bylaws, any director or the entire Board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, subject to the following:

                        (1) No director may be removed (unless the entire Board is removed) when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director's most recent election were then being elected; and

                        (2) When by the provisions of the Certificate of Incorporation the holders of the shares of any class or series, voting as a class or series, are entitled to elect one or more directors, any director so elected may be removed only by the applicable vote of the holders of the shares of that class or series.

      No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.

                            ARTICLE IV - COMMITTEES

      4.1 EXECUTIVE COMMITTEE.

      By resolution adopted by an affirmative vote of the majority of the whole Board, the Board may appoint an executive committee consisting of three or more other directors and, if deemed desirable, one or more directors as alternate members who may replace any absentee or disqualified member at any meeting of the executive committee. If so appointed, the executive committee shall, when the Board is not in session, have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation not reserved to the Board by the DGCL, including, but not limited to, the power and authority to declare a dividend, to authorize the issuance of stock, to adopt a certificate of ownership and merger under Section 253 of the DGCL. The executive committee shall keep a record of its acts and proceedings and shall report the same from time to time to the Board.

      4.2 OTHER COMMITTEES.

      By resolution adopted by an affirmative vote of the majority of the whole Board, the Board may from time to time appoint such other committees of the Board, consisting of one or more directors and, if deemed desirable, one or more directors who shall act as alternate members and who may replace any absentee or disqualified member at any meeting of the committee, and may delegate to each such committee any of the powers and authority of the Board in the management of the business and affairs of the corporation not reserved to the Board. Each such committee shall keep a record of its acts and proceedings and shall report the same from time to time to the Board. No committee, including the executive committee, shall have the power or authority to (i) approve or adopt, or recommend to shareholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval or (ii) adopt, amend or repeal any bylaw of the corporation.


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      4.3 ELECTION OF COMMITTEE MEMBERS; VACANCIES.

      So far as practicable, members of the committees of the Board and their alternates (if any) shall be appointed at each organization meeting of the Board and, unless sooner discharged by an affirmative vote of a majority of the Board members present at any meeting at which a quorum is present. Committee members shall hold office until the next organization meeting of the Board and until their respective successors are appointed. Vacancies in committees of the Board created by death, resignation or removal may only be filled by an affirmative vote of a majority of the Board members present at any meeting at which a quorum is present.

      4.4 MEETINGS.

      Each committee of the Board may provide for regular meetings of such committee. Special meetings of each committee may be called by any two members of the committee (or, if there is only one member, by that member in concert with the President) or by the President of the corporation. The provisions of
Section 3 regarding the business, time and place, notice and waivers of notice of meetings, attendance at meetings and action without a meeting shall apply to each committee of the Board, except that the references in such provisions to the directors and the Board shall be deemed respectively to be references to the members of the committee and to the committee. Each committee shall keep regular minutes of its proceedings and report the same to the Board when required.

      4.5 QUORUM AND MANNER OF ACTING.

      The majority of the members of any committee of the Board shall constitute a quorum for the transaction of business at meetings of the committee, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee. A majority of the members present at any meeting, regardless of whether or not they constitute a quorum, may adjourn the meeting at another time or place. Any business which might have been transacted at the original meeting may be transacted at any adjourned meeting at which a quorum is present.

                              ARTICLE V - OFFICERS

      5.1 OFFICERS.

      The officers of the corporation shall be a president and a secretary. The corporation may also have, at the discretion of the Board, a chairperson of the Board, a vice chairperson of the Board, a chief executive officer, a chief financial officer or treasurer, one or more vice presidents, one or more assistant vice presidents, one or more assistant treasurers, one or more assistant secretaries, and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person.

      The Board may also appoint, or provide for the appointment of, such other officers and agents as may from time to time appear necessary or advisable in the conduct of the affairs of the corporation. Any number of offices may be held by the same person. Any Vice President, Assistant Financial Officer or Assistant Secretary, respectively, may exercise any of the powers of the President, the Chief Financial Officer, or the Secretary, respectively, as directed by the Board and shall perform such other duties as are imposed upon such officer by the bylaws or the Board.


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      5.2 APPOINTMENT OF OFFICERS.

      The Board shall appoint the officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 and 5.5 of these bylaws, subject to the rights, if any, of an officer under any contract of employment.

      5.3 SUBORDINATE OFFICERS.

      The Board may appoint, or empower the chief executive officer or, in the absence of a chief executive officer, the president, to appoint, such other officers and agents as the business of the corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board may from time to time determine.

      5.4 REMOVAL AND RESIGNATION OF OFFICERS.

      Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

      Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

      5.5 VACANCIES IN OFFICES.

      Any vacancy occurring in any office of the corporation shall be filled by the Board or as provided in Section 5.2.

      5.6 CHAIRPERSON OF THE BOARD.

      The chairperson of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board or as may be prescribed by these bylaws. If there is no chief executive officer or president, then the chairperson of the Board shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in
Section 5.7 of these bylaws.

      5.7 CHIEF EXECUTIVE OFFICER.

      Subject to such supervisory powers, if any, as the Board may give to the chairperson of the Board, the chief executive officer, if any, shall, subject to the control of the Board, have general supervision, direction, and control of the business and affairs of the corporation and shall report directly to the Board. All other officers, officials, employees and agents shall report directly or indirectly to the chief executive officer. The chief executive officer shall see that all orders and resolutions of the Board are carried into effect. The chief executive officer shall serve as chairperson of and preside at all meetings of the stockholders. In the absence of a chairperson of the Board, the chief executive officer shall preside at all meetings of the Board.


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      5.8 PRESIDENT; PRESIDENT PRO TEM.

      In the absence or disability of the chief executive officer, the president shall perform all the duties of the chief executive officer. When acting as the chief executive officer, the president shall have all the powers of, and be subject to all the restrictions upon, the chief executive officer. The president shall have such other powers and perform such other duties as from time to time may be prescribed for him by the Board, these bylaws, the chief executive officer or the chairperson of the Board.

      If neither the Chairman of the Board, the President, nor any Vice President is present at any meeting of the Board, a President pro tem may be chosen to preside and act at such meeting. If neither the President nor any Vice President is present at any meeting of the stockholders, a President pro tem may be chosen to preside at such meeting.

      5.9 VICE PRESIDENTS.

      In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the Board or, if not ranked, a vice president designated by the Board, shall perform all the duties of the president. When acting as the president, the appropriate vice president shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, these bylaws, the chairperson of the Board, the chief executive officer or, in the absence of a chief executive officer, the president.

      5.10 SECRETARY.

      The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the Board may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show

            (i) the time and place of each meeting;

            (ii) whether regular or special (and, if special, how authorized and the notice given);

            (iii) the names of those present at directors' meetings or committee meetings;

            (iv) the number of shares present or represented at stockholders' meetings;

            (v) and the proceedings thereof.

      The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, as determined by resolution of the Board, a share register, or a duplicate share register showing;

            (i) the names of all stockholders and their addresses;

            (ii) the number and classes of shares held by each;

            (iii) the number and date of certificates evidencing such shares;
and

            (iv) the number and date of cancellation of every certificate surrendered for cancellation.

      The secretary shall keep a supply of certificates for shares of the Corporation, to fill in all certificates issued, and to make a proper record of each such issuance; provided, that so long as the Corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the Corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents.

      The secretary shall transfer upon the share books of the Corporation any and all shares of the Corporation; provided, that so long as the Corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the Corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents, and the method of transfer of each certificate shall be subject to the reasonable regulations of the transfer agent to which the certificate is presented for transfer, and also, if the Corporation then has one or more duly appointed and acting registrars, to the reasonable regulations of the registrar to which the new certificate is presented for registration; and provided, further, that no certificate for shares of stock shall be issued or delivered or, if issued or delivered, shall have any validity whatsoever until and unless it has been signed or authenticated in the manner provided in Section 7.3 hereof.

      The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board required to be given by law or by these bylaws. The secretary shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board or by these bylaws.

      5.11 CHIEF FINANCIAL OFFICER.

      The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

      The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as the Board may designate. The chief financial officer shall disburse the funds of the corporation as may be ordered by the Board, shall render to the chief executive officer or, in the absence of a chief executive officer, the president and directors, whenever they request it, an account of all his or her transactions as chief financial officer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the Board or these bylaws.

      In the event there is no treasurer appointed by the Board, the chief financial officer shall be the treasurer of the corporation.

      5.12 REPRESENTATION OF SHARES OF OTHER CORPORATIONS.

      The chairperson of the Board, the president, any vice president, the treasurer, the secretary or assistant secretary of this corporation, or any other person authorized by the Board or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

      5.13 AUTHORITY AND DUTIES OF OFFICERS.

      In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the Board or the stockholders.

      5.14 TERM OF OFFICE AND VACANCY.

      So far as practicable, the elected officers shall be elected at each organization meeting of the Board, and shall hold office until the next organization meeting of the Board and until their respective successors are elected and qualified. If a vacancy shall occur in any elected office, the Board may elect a successor for the remainder of the term. Appointed officers shall hold office at the pleasure of the Board. Any officer may resign by written notice to the corporation.

      5.15 REMOVAL OF ELECTED OFFICERS.

      Subject to the rights, if any, of an officer under any contract of employment, elected officers may be removed at any time, either for or without cause, by the affirmative vote of a majority of the whole Board at a regular meeting or a special meeting called for that purpose.

                        ARTICLE VI - RECORDS AND REPORTS

      6.1 MAINTENANCE AND INSPECTION OF RECORDS.

      The corporation shall, either at its principal executive office or at such place or places as designated by the Board, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, accounting books, and other records.

      Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent so to act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal executive office.

      6.2 INSPECTION BY DIRECTORS.

      Any director shall have the right to examine the corporation's stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

                         ARTICLE VII - GENERAL MATTERS

      7.1 CHECKS.

      From time to time, the Board shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

      7.2 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS.

      The Board, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

      7.3 STOCK CERTIFICATES; PARTLY PAID SHARES.

      The shares of the corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the chairperson or vice-chairperson of the Board, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

      The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

      7.4 SPECIAL DESIGNATION ON CERTIFICATES.

      If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

      7.5 LOST CERTIFICATES.

      In case any certificate for shares of the corporation shall be lost, stolen or destroyed, the Board, in its discretion, or any transfer agent thereunto duly authorized by the Board, may authorize the issue of a substitute certificate in place of the certificate so lost, stolen or destroyed, and may cause such substitute certificate to be countersigned by the appropriate registrar (if any) and registered by the appropriate registrar (if any); provided that, in each such case, the applicant for a substitute certificate shall furnish to the corporation and to such of its transfer agents and registrars as may require the same, evidence to their satisfaction, in their discretion, of the loss, theft or destruction of such certificate and the ownership thereof, and also such security or indemnity as may by them be required. The Board may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

      7.6 CONSTRUCTION; DEFINITIONS.

      Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

      7.7 DIVIDENDS.

      The Board, subject to any restrictions contained in either (i) the DGCL, or (ii) the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the corporation's capital stock.

      The Board may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

      7.8 FISCAL YEAR.

      The fiscal year of the corporation shall be fixed by resolution of the Board and may be changed by the Board.

      7.9 SEAL.

      The corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

      7.10 TRANSFER OF STOCK.

      Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

      7.11 STOCK TRANSFER AGREEMENTS.

      The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

      7.12 REGISTERED STOCKHOLDERS.

      The corporation:

            (i) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner;

            (ii) shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares; and

            (iii) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

      7.13 WAIVER OF NOTICE.

      Whenever notice is required to be given under any provision of the DGCL, the certificate of incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.

      7.14 TRANSFER AGENTS AND REGISTRARS.

      The Board may, in its discretion, appoint one or more responsible banks or trust companies as the Board may deem advisable, from time to time, to act as transfer agents and registrars of shares of the corporation; and, when such appointments shall have been made, no certificate for shares of the corporation shall be valid until countersigned by one of such transfer agents and registered by one of such registrars.

      7.15 STOCKHOLDERS' ADDRESSES.

      Every stockholder or transferee shall furnish the Secretary or a transfer agent with the address to which notice of meetings and all other notices may be served upon or mailed to said stockholder or transferee, and in default thereof, said stockholder or transferee shall not be entitled to service or mailing of any such notice.

      7.16 SHARES HELD BY THE CORPORATION.

      Shares in other corporations standing in the name of this corporation may be voted or represented and all rights incident thereto may be exercised on behalf of this corporation by the President or by any other officer of this corporation authorized to do so by resolution of the Board of Directors.

                ARTICLE VIII - NOTICE BY ELECTRONIC TRANSMISSION

      8.1 NOTICE BY ELECTRONIC TRANSMISSION.

      Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the certificate of incorporation or these bylaws, any notice to stockholders given by the corporation under any provision of the DGCL, the certificate of incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if:

            (i) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent; and

            (ii) such inability becomes known to the secretary or an assistant secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

      Any notice given pursuant to the preceding paragraph shall be deemed given:

            (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

            (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

            (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

            (iv) if by any other form of electronic transmission, when directed to the stockholder.

      An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

      8.2 DEFINITION OF ELECTRONIC TRANSMISSION.

      An "electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

      8.3 INAPPLICABILITY.

      Notice by a form of electronic transmission shall not apply to Sections 164, 296, 311, 312 or 324 of the DGCL.

                          ARTICLE IX - INDEMNIFICATION

      9.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The corporation shall indemnify and hold harmless, to the fullest extent permitted by General Corporation Law of Delaware as it presently exists or may hereafter be amended, any director or officer of the corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding") by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such action, suit, or proceeding. The corporation shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the corporation.

      9.2 INDEMNIFICATION OF OTHERS

      The corporation shall have the power to indemnify and hold harmless, to the extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such action, suit, or proceeding.

      9.3 PREPAYMENT OF EXPENSES

      The corporation shall pay the expenses incurred by any officer or director of the corporation, and may pay the expenses incurred by any employee or agent of the corporation, in defending any proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a person in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article 9 or otherwise.

      9.4 DETERMINATION; CLAIM

      If a claim for indemnification or payment of expenses under this Article 9 is not paid in full within sixty days after a written claim therefor has been received by the corporation the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

      9.5 NON-EXCLUSIVITY OF RIGHTS

      The rights conferred on any person by this Article 9 shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

      9.6 INSURANCE

      The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of Delaware.

      9.7 OTHER INDEMNIFICATION

      The corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

      9.8 AMENDMENT OR REPEAL

      Any repeal or modification of the foregoing provisions of this Article 9 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

                             ARTICLE X - AMENDMENTS

      These bylaws may be adopted, amended or repealed by the stockholders entitled to vote. However, the corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.